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                                                                    Exhibit 11.1

                                  ODWALLA, INC.

                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS

                                                                                Year Ended August 31,
                                                                           -----------------------------
                                                                             1994      1995         1996
                                                                             ----      ----         ----
                                                                                   (in thousands)
Shares used in Calculation of Net Income
Weighted average shares of common stock
    outstanding for the period.....................................       3,437       4,074       4,921

Shares related to Staff Accounting Bulletin No. 43.................          54          -           -

Weighted average common share equivalents..........................         132         398         499
                                                                       --------    --------    --------

Shares used in computing net earnings per share....................       3,623       4,472       5,420
                                                                       ========    ========    ========